Exhibit 3.3

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “CCH II CAPITAL CORP.”, FILED IN THIS OFFICE ON THE NINTH DAY OF JULY, A.D. 2003, AT 6:26 O’CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

- s - Harriet Smith Windsor Harriet Smith Windsor, Secretary of State

3679936 8100	AUTHENTICATION: 2519683
030452463	DATE: 07-09-03

CERTIFICATE OF INCORPORATION

OF

CCH II CAPITAL CORP.

     1. The name of the Corporation is CCH II Capital Corp.

     2. The address of the registered office of the Corporation in the State of Delaware is the 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The Corporation is authorized to issue One Hundred (100) shares of Common Stock with a par value of $.01 per share.

     5. The Corporation is to have perpetual existence.

     6. The number of directors which shall constitute the whole Board of Directors shall be fixed by and in the manner provided in the Bylaws of the Corporation.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeat, alter, amend and resoind the Bylaws of the Corporation.

     8. Election of directors at an annual or special meeting of the stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     9. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Section 9 shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the

State of Delaware Secretary of State Division of Corporations Delivered 06:46 PM 07/09/2003 FILED 06:26 PM 07/09/2003 SRV 030452463 - 3679936 FILE

director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          Any repeal or modification of the foregoing paragraph, by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

     10. The Corporation shall, to the fullest extent now or hereafter permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     12. The name and mailing address of the incorporator of the Corporation is:

Name	Mailing Address
Janeen G. Domagalski	12405 Powerscourt Drive
St. Louis. Missouri 63131-3660

     IN WITNESS WHEREOF, this Certificate has been signed on this 9th day of July, 2003.

- s - Janeen G. Domagalski

Janeen G. Domagalski, Incorporator

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